UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2011

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 26, 2011, Esterline Technologies Corporation (“Esterline”) acquired all of the outstanding shares of capital stock of Souriau Technologies Holding (“STH”), Jupiter S.A.S. (“Jupiter”) and the shares of Financiere Jupiter S.A.S. (“FJ”) not held by Jupiter (the “Acquisition”). STH, Jupiter and FJ are the parent entities of companies that comprise the Souriau Group (“Souriau Group”) which was acquired for $726.7 million, including acquired cash of $17.8 million in connection with the acquisition and also includes payment by Esterline of specified seller transaction costs and certain indebtedness of the Souriau Group as of the date of consummation of the acquisition. Esterline financed the acquisition through a combination of cash on hand, international and domestic debt.

The purchase price was translated to U.S. dollars using a spot rate of 1.4511 as of July 26, 2011. This Form 8-K/A is being filed in order to present the financial statements described under Item 9.01 of this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

(b)	Pro Forma Financial Information

(c)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: October 5, 2011	By:	/s/ Robert D. George
Robert D. George
Vice President, Chief Financial Officer,
Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Mazars, Chartered Accountants

99.1	The Financial Statements (which includes the audited consolidated financial statements including the notes thereto of the Souriau Group), as of and for the fiscal year ended June 30, 2011, and the chartered accountants firm’s report.

99.2	The Unaudited Pro Forma Condensed Combined Statement of Operations of Esterline Technologies Corporation and the Souriau Group as of and for the fiscal year ended October 29, 2010, and as of and for nine months ended July 29, 2011.